Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2017, with respect to the consolidated financial statements and schedules included in the Annual Report of Voltari Corporation on Form 10-K for the year ended December 31, 2016. We consent to the incorporation by reference of said report in the Registration Statements of Voltari Corporation on Form S-3 (File No. 333-201762) and on Form S-8 (File No. 333-203565).

New York, New York
March 31, 2017